Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE OMITTED INFORMATION AS PRIVATE OR CONFIDENTIAL, AND SUCH INFORMATION IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***]

MASTER SUPPLY AGREEMENT

This Master Supply Agreement (this “Agreement”) by and between GPM Investments, LLC, a Delaware limited liability company, on behalf of itself and its subsidiaries (“Customer”), and Core-Mark International, Inc., a Delaware corporation (“Core-Mark”) (each a “Party” and collectively, the “Parties”) is made as of May 24, 2021 (the “Effective Date”).

1.

Scope of Agreement. This Agreement governs the process by which Customer will purchase certain products, goods, and merchandise (the “Goods”) from Core-Mark, and Core-Mark will supply and deliver such Goods, as further provided in this Agreement.

(a)

Ordering & Delivery Provisions. All Goods purchased and supplied under this Agreement will be subject to the Ordering & Delivery Provisions in Exhibit A, attached to this Agreement and incorporated herein by reference.

(b)

Pricing & Payment Terms. The pricing and payment terms for all Goods purchased and supplied under this Agreement will be subject to the Pricing & Payment Terms in Exhibit B and its appendices attached to this Agreement and incorporated herein by reference.

(c)

Product Returns. Any returns for Goods supplied under this Agreement will be subject to the Core-Mark Return Policy provided in Exhibit C attached to this Agreement and incorporated herein by reference.

(d)	Minimum Code Date. Minimum Product Shelf life policies and procedures are provided in Exhibit D and incorporated herein by reference.

(e)

Non-exclusivity. The Parties acknowledge this is a non-exclusive agreement and that nothing in this Agreement will prohibit (i) Core-Mark from supplying Goods to any other customer or person; or (ii) Customer from purchasing Goods from any other supplier or person.

(f)

Sites. Core-Mark will supply the Goods to sites operated by Customer as specified in Exhibit E (each, a “Site” and collectively, the “Sites”). If Customer closes, dealerizes, or sells a Site prior to the end of the term of this Agreement, such Site shall be removed from this Agreement and there shall be no charge for such removal. If Customer opens, acquires, or otherwise commences operating or managing a new location during the Term of this Agreement which is in an area serviced by Core-Mark, then following the expiration of any wholesaler contract assumed as part of such acquisition, such location shall be added and become a “Site” subject to this Agreement. Such new Site shall be added in a manner similar to the transition assistance provisions in Section 1(g).

(g)

Transition Assistance. Core-Mark understands and agrees that certain of the Sites will be transitioned from being serviced by [***] (the “[***] Wholesalers”) and Core-Mark agrees to work in a cooperative manner with Customer and the [***] Wholesalers to transfer such Sites to being serviced by Core-Mark in an efficient and smooth manner. Core-Mark and Customer shall mutually agree in writing on a schedule for transitioning such Sites with an anticipated transition of approximately sixty (60) days from the date this Agreement is executed.

Without limiting the foregoing, Core-Mark agrees to provide adequate manpower to reset and retag Sites to meet an aggressive rollout plan.

With respect to Customer’s proprietary items that are in the [***] Wholesalers’ warehouses at time of transition, Core-Mark agrees to buy such proprietary items and to transition such items to the Core-Mark warehouses at no additional charge, provided that, Customer agrees that it will, or will cause another wholesaler to, purchase all inventories of such proprietary items from Core-Mark during the Term hereof or within [***] days following the expiration or earlier termination of this Agreement.

(h)

Account Management. Core-Mark shall provide a team of [***] representatives that will work exclusively with Customer on business building programs and initiatives. The team will consist of [***] Account Managers that will work full time and, at Customer’s option, out of an office of Customer and one (1) Account Executive at Core-Mark corporate office, whose responsibilities are exclusive to the Customer and who will supervise the Account Managers.

Such Account Managers will be provided to Customer to coordinate all aspects of Customer’s daily business with Core-Mark. The Account Managers will meet as needed with Customer’s Category Managers and other key personnel to introduce new and replacement items and programs, review delivery schedules and inventory, accounting procedures, promotional opportunities, and plus out schedules. The Account Managers will meet on a regularly scheduled basis with Customer field management to review and evaluate Core-Mark’s performance at Site level and will also handle pricing, new items, invoicing, credits, etc. The Account Managers shall also coordinate with Customer’s price book team, and assist Customer with business reviews, presentations and special projects. The Account Managers’ responsibilities include, without limitation:

•	Maintenance of authorized Goods inventory files;

•	Customer price book coordination with Core-Mark distribution center management system;

•	Maintain and update Customer profiles affecting product selection, retails and pricing;

•	Communication and coordination of all promotions from all Core-Mark distribution centers;

•	New item and/or new program communication to all Core-Mark distribution centers;

•	Monitoring Customer inventories and on-time deliveries;

•	Running Customer reports or vendor reports;

•	Communication of new and replacement products;

•	Respond to inquiries from Customer category managers;

•	Arranging for periodic store and warehouse tours for Core-Mark and Customer management;

•	Liaison between the Customer and all Core-Mark divisions;

•	Assists Customer with business reviews, presentations and special projects; and

•	Perform additional duties as assigned by the Core-Mark Account Executive.

(i)

Personnel. Core-Mark will be responsible and liable for the actions or inactions of its personnel, agents, affiliates, and subcontractors (the “Core-Mark Personnel”) in connection with this Agreement. Core-Mark will comply, and will cause the Core-Mark Personnel to comply, while on Customer’s premises, with (i) all applicable safety laws and regulations, including any applicable industry specific rules or regulations; and (ii) Customer’s health, safety, security, and other applicable policies, rules, and procedures that Customer has previously provided to Core-Mark in writing or orally.

(j)

Customer’s Subsidiaries. Customer shall be liable to Core-Mark and any Indemnified Party (as defined herein) for Customer’s wholly-owned subsidiaries’ (each, a “Customer Subsidiary”) obligations that arise under this Agreement. The Parties intend for all rebate, incentive, bonus, allowance and similar payments payable by Core-Mark to Customer pursuant to this Agreement will be paid solely to Customer (and not any to any Customer Subsidiary) and then allocated by Customer to its Customer Subsidiaries for all tax and financial reporting purposes; it being understood that Customer shall be the sole party responsible for any intercompany allocations.

(k)

Terms of this Agreement Prevail. This Agreement is expressly limited to the terms of this Agreement. The terms of this Agreement, including the terms of any Exhibit or Appendix hereto, shall prevail over any terms or conditions contained in any other documentation (other than an amendment to the terms of this Agreement signed by both Parties) and shall expressly exclude any general terms and conditions contained in any purchase order or other document issued by Customer or Core-Mark. In the event of any conflict between the terms of this Agreement and the terms of any purchase order or any other document issued by Customer or Core-Mark, the terms of this Agreement prevail.

2.	Representations, Warranties, and Covenants; Remedies: Recalls.

(a)

Core-Mark Representations, Warranties, and Covenants. Core-Mark represents, warrants, and covenants to Customer that Core-Mark will supply the Goods (i) in conformance with the Ordering and Delivery Provisions set forth in Exhibit A, including handling the Goods with commercially reasonable care to prevent spoliation, contamination, or other damage; (ii) without violating or misappropriating the intellectual property rights of any person or entity; (iii) in compliance with all applicable laws, rules, and regulations; and (iv) in a professional and workmanlike manner. Core-Mark further represents, warrants, and covenants to Customer that Core-Mark (i) has the legal right to transfer the Goods to Customer and (ii) the Goods will be delivered free from any liens or encumbrances.

(b)	Purposefully Omitted.

(c)

Manufacturers’ Warranties. For all Goods supplied under this Agreement, Core-Mark will pass to Customer all warranties, indemnifications, and other protections made available by the applicable Manufacturer or vendor, to the extent permitted. Except as otherwise provided in this Agreement, in the event that any Goods are defective, damaged, or otherwise not in conformance with the applicable Manufacturer’s warranties, Customer will look solely to the applicable Manufacturer for such indemnity, protection, or other applicable relief. Core-Mark will provide reasonable assistance to Customer to ensure that Customer receives the benefits of all warranties, indemnifications, and other protections made available by the applicable Manufacturer or vendor. THIS SECTION 2(c) SETS FORTH CUSTOMER’S SOLE AND EXCLUSIVE REMEDY FOR ANY GOODS THAT ARE DEFECTIVE, DAMAGED, OR OTHERWISE NOT IN CONFORMANCE WITH THE APPLICABLE MANUFACTURER’S WARRANTIES, EXCEPTING WHERE SUCH DAMAGE IS CAUSED BY THE NEGLIGENT OR MORE CULPABLE ACTS OR OMISSIONS OF CORE -MARK’S EMPLOYEES AND/OR AGENTS (INCLUDING ANY RECKLESSNESS OR WILLFUL MISCONDUCT).

(d)

Remedies. Without limiting any remedy at law or equity, if Core-Mark fails to supply the Goods in conformance with the Core-Mark representations, warranties, and covenants provided in Section 2(a)(i) hereof, Core-Mark will, at Core-Mark’s expense, replace the non-conforming Goods within seven (7) days (or otherwise within a time period agreed by the Parties) and pay, subject to Section 10 hereof, any actual penalties, fines, costs or damages incurred by Customer as a result of such failure. THIS SECTION 2(d) SETS FORTH CUSTOMER’S SOLE AND EXCLUSIVE REMEDY AND CORE-MARK’S ENTIRE LIABILITY FOR ANY BREACH OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN SECTION 2(a)(i) HEREOF EXCEPTING WHERE SUCH BREACH RESULTS IN A THIRD PARTY CLAIM AGAINST CUSTOMER.

(e)

Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR ANY EXHIBIT ATTACHED HERETO, CORE-MARK MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO THE GOODS, INCLUDING ANY (i) WARRANTY OF MERCHANTABILITY; OR (ii) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE. CUSTOMER ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY CORE-MARK, OR ANY OTHER PERSON ON CORE-MARK’S BEHALF.

(f)

Recalls. In the event of any recall, market withdrawal, stock recovery, or similar action (each, a “Recall”) regarding any Goods previously purchased and distributed under this Agreement, Core-Mark will promptly notify Customer of such Recall in writing via e-mail and at the notice address described in this Agreement. The Parties agree that Customer (and not Core-Mark) shall be responsible for notifying its Sites of any Recall. Thereafter, Core-Mark will implement its internal Recall procedures with respect to the affected Goods previously purchased and distributed to any Customer Sites.

3.

Risk of Loss; Title. The risk of loss for all Goods supplied to Customer under this Agreement will remain with Core-Mark until such Goods are delivered to the designated Customer delivery location designated in the order, and such risk will transfer to Customer only upon delivery in accordance with this Agreement. Core-Mark will be responsible for insuring all Goods until delivery is completed. Title to the Goods shall pass to Customer once the Customer accepts the Goods in accordance with its check-in procedures.

4.	Term and Termination.

(a)

Term. The term of this Agreement will be for thirty-two (32) months from and after the Effective Date, subject to the termination provisions set forth in this Section 4 (the “Initial Term”). The Parties may renew the terms of this Agreement for up to 2 additional 12-month period(s) (each a “Renewal Term” and together with the Initial Term, the “Term”) by mutual written agreement at least ninety (90) days prior to the expiration of the Initial Term or, if applicable, the then-current Renewal Term.

(b)

Termination for Performance. During the Term of this Agreement, in addition to its rights to terminate for cause described below, Customer may cancel this Agreement, in whole or in part, upon ninety (90) days’ notice to Core-Mark in the event Core-Mark fails to maintain the Fill Rate Standard (as defined in Exhibit A) in accordance with Section 8 of Exhibit A.

(c)

Termination for Cause. Either Party may terminate this Agreement if the other Party is in default of, or fails to comply with, any material term, duty, obligation, responsibility, or provision of this Agreement (a “Defaulting Party”) and such default or failure continues for thirty (30) days after the Defaulting Party has received written notice of such default or failure from the other Party (the “Non-Defaulting Party”). Notwithstanding the previous sentence, if the reason for the default or failure is a Payment Default, the Non-Defaulting Party may terminate this Agreement if the Defaulting Party fails to cure such default or failure within five (5) days after receiving written notice of the default or failure from the Non-Defaulting Party. For purposes of this Agreement, a “Payment Default” occurs when a Party fails to make any payment contemplated by this Agreement at the time such payment is required to be made under this Agreement, unless such Party disputes such payment obligation in good faith by providing a written dispute on or prior to the date such payment would otherwise be due.

(d)

Immediate Termination. Either Party may immediately terminate this Agreement or suspend its performance under this Agreement at such Party’s sole discretion without notice upon (i) the institution by or against the other Party to this Agreement of insolvency, bankruptcy or similar proceedings which are not dismissed within sixty (60) days of filing; (ii) any assignment or attempted assignment of the other Party’s assets for the benefit of creditors; (iii) any appointment, or application for such appointment, of a receiver for the other Party; (iv) the other Party becoming insolvent or unable to pay its debts as they come due; (v) an involuntary lien being filed or levied against, or foreclosure or seizure of materially all or a significant portion of, the other Party’s assets, including, without limitation, inventory, by a creditor, lienholder, lessor, governmental authority or other person, which has not been removed within ten (10) days; (vi) the other Party’s material and intentional falsification of any records or reports required hereunder; or (vii) a material adverse change in the other Party’s financial condition or results of operations.

(e)

Effect of Termination. Termination of this Agreement, for any reason (for cause or otherwise), will have no effect on, nor diminish, alter, or affect (i) any rights or obligations of the Parties that arose before the effective date of termination; (ii) any indemnification or confidentiality obligations under this Agreement; or (iii) any provisions which contemplate performance upon or following termination, each of which shall terminate as provided herein.

(f)

Termination Transition Assistance. Notwithstanding any Section of this Agreement to the contrary, it is understood that upon expiration or earlier termination of the Agreement, the Sites will be transitioned from being serviced by Core-Mark to being serviced by one or more other wholesalers and that such transition cannot occur on the termination date. Therefore, at the end of the Term or the earlier termination of this Agreement, Core-Mark shall continue servicing the Sites under the terms of this Agreement for a period of up to [***] months following the end of the Term or the date of termination. Core-Mark shall coordinate with Customer and the replacement wholesaler(s) on a transition schedule and Customer and Core-Mark shall work in a good faith and in a cooperative manner with each other and the replacement wholesaler(s) to transfer the Sites in an efficient and smooth manner. In connection with such transition, Core-Mark shall, if requested by Customer, arrange a transfer of Customer’s imported items, Custom Products and Customer Items (each, as defined in Exhibit A) that are in Core-Mark’s warehouses at time of transition. To the extent such Goods were purchased by Core-Mark (as opposed to owned by Customer and stored at Core-Mark’s warehouse), Customer will pay for such items or arrange for the replacement wholesaler(s) to buy such Goods, at a price equal to the cost Core-Mark paid for those items plus any third-party shipping or handling expense incurred by Core-Mark in the transfer of such items. For any Goods purchased and owned by Customer, Customer or the replacement wholesaler(s)shall be responsible for any third-party shipping and handling expense incurred by Core-Mark in the transfer of such items.

5.	Confidentiality; Non-Disclosure; No Publicity.

(a)

Confidential Information. For purposes of this Agreement, Confidential Information means all information disclosed by a Party (each a “Disclosing Party”) to the other Party (each a “Receiving Party”), whether orally, in writing, or otherwise, that is designated as confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of the disclosure or information. Confidential Information shall include, but is not be limited to, all intellectual property, data, materials, products, technology, computer programs, specifications, manuals, business plans, software, marketing plans, financial information, item mix, sales data, marketing plans, upcoming promotions and sweepstakes, financial results and potential acquisitions to be made by the Disclosing Party and other information disclosed or submitted, orally, in writing, or by any other media, by either Party or its employees, affiliates, or related entities. Confidential Information excludes information that (i) is or becomes generally known to the public without any breach of this Agreement by the Receiving Party; (ii) was known to the Receiving Party prior to its disclosure by the Disclosing Party without breach of any obligation by a third party to the Disclosing Party; (iii) is received from a third party without any obligation of confidentiality to the Disclosing Party; or (iv) was independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information.

(b)

Non-Disclosure; Non-Use. The Receiving Party will (i) at all times protect the confidentiality of the Disclosing Party’s Confidential Information with the same degree of care that it uses to protect its own confidential information, and in any event, will not use less than reasonable care; and (ii) not use Confidential Information of the Disclosing Party except to the extent necessary to exercise its rights or satisfy its obligations under this Agreement. To the extent necessary to complete the transactions contemplated by this Agreement, the Receiving Party may disclose the Confidential Information of the Disclosing Party to the Receiving Party’s employees, contractors, or Manufacturers who are directed to maintain the confidentiality of the Confidential Information and not to use the Confidential Information except as provided herein. In the event of a court order or government regulation compelling disclosure of any Confidential Information, the Receiving Party will, to the extent legally permitted, provide the Disclosing Party with prompt written notice thereof and reasonably cooperate with the Disclosing Party to prohibit or limit the disclosure to the extent permitted by law. Each Receiving Party acknowledges and agrees that (i) any and all of Disclosing Party’s intellectual property rights are the sole and exclusive property of Disclosing Party or its licensors, as applicable and (ii) such Receiving Party shall not acquire any ownership interest in any of such Disclosing Party’s intellectual property rights under this Agreement.

(c)

US Securities Laws. Each party hereto acknowledges that U.S. securities laws prohibit any person who has received from an issuer material, non-public information concerning the issuer from purchasing or selling securities of that issuer or from communicating that information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Core-Mark acknowledges that Customer is a subsidiary of ARKO Corp., a publicly traded company listed on NASDAQ and Customer acknowledges that Core-Mark is a subsidiary of Core-Mark Holding Company, Inc., a publicly traded company also listed on NASDAQ. Each party hereby agrees that (i) it shall take no actions which contravene applicable securities laws in connection with acquiring the Confidential Information or the knowledge that the other party may from time to time be considering one or more potential acquisitions and (ii) without limiting any remedies available at law or equity in connection with a breach or threatened breach of such obligation, each party shall be entitled to seek an injunction or other appropriate equitable or legal relief to restrain any breach or threatened breach of U.S. securities laws. Each party shall ensure that all of its affiliates, employees and legal advisors are aware of, and abide by, such restrictions.

(d)

Return of Confidential Information. Each Party’s obligations set forth in this Section will remain in effect during the Term and three (3) years after termination of this Agreement. The Receiving Party will promptly return to the Disclosing Party or destroy (with certification of such destruction upon request) all Confidential Information of the Disclosing Party in its possession or control upon written request from the Disclosing Party. Notwithstanding the foregoing, the Receiving Party may retain copies of the Confidential Information to the extent that such retention is required to demonstrate compliance with applicable law, rule, regulation, or a bona fide document retention policy or to the extent such Confidential Information is retained in automated backup or archival systems, provided, however, that any such information so retained shall be held in compliance with the terms of this Agreement.

(e)

No Publicity. Neither Party will use any trade name, trademark, or other designation of the other Party in advertising, publicity, promotional, or marketing materials, or any other activity, including announcements about this Agreement, without the express written consent of the other Party in each instance; provided, however, that this restriction shall not apply to either Party in connection with any disclosure requirements pursuant to applicable securities laws or stock exchange rules or regulations. In addition, both Parties acknowledge that this transaction may require a public announcement and agree to construct a mutually agreeable public release. To the extent Customer at any time grants approval to Core-Mark for Core-Mark to use Customer’s trade name, trademark, or other designation, such trade name, trademark, or other designation shall be displayed only in accordance with Customer’s then current branding standards, including, without limitation, those related to colors and placement and all ™ and ® marks. To the extent permission to use Customer’s and/or its affiliates’ trade name, trademark, or other designation is granted, Core-Mark agrees to promptly remove such references upon receipt of Customer’s written request to do so.

6.

Cyber Security. If any transactions contemplated by this Agreement require either Party to access or connect to any network, system, software, or other technology of the other Party, such access or connection will be used for the limited purposes set forth in this Agreement. The Parties will each maintain commercially reasonable technical, organizational, and security measures to protect the content provided or accessed under this Agreement against accidental or unlawful destruction, alteration, unauthorized disclosure, or access.

7.	Indemnification.

(a)

Mutual Indemnification. Subject to the terms and conditions of this Agreement, including those set forth in Sections 7(b) and 7(e) hereof, each Party (as “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party and its officers, directors, employees, agents, affiliates, successors, permitted assigns and any other persons the other Party is required to indemnify (such as landlords and fuel brands) (each, an “Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees, fees and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers (collectively, “Losses”), resulting from any claim of a third party alleging:

(i)	any breach of this Agreement by Indemnifying Party;

(ii)

any negligent or more culpable act or omission of Indemnifying Party or its personnel (including any recklessness or willful misconduct) in connection with the performance of such Indemnifying Party’s obligations under this Agreement;

(iii)

any bodily injury or death of any person or damage to real or tangible personal property caused by the willful or negligent acts or omissions of Indemnifying Party or its personnel (including, by way of example only, automobile accidents or other injury or damages on the Indemnified Party’s property caused by the Indemnifying Party’s vehicles or drivers); or

(iv)	any failure by Indemnifying Party or its personnel to comply with any applicable laws, including, without limitation, failure to remit any taxes required hereunder.

(b)

Exceptions and Limitations on Indemnification. Notwithstanding anything to the contrary in this Agreement, Indemnifying Party is not obligated to indemnify or defend Indemnified Party against any claim (direct or indirect) to the extent, but only to the extent, such claim or corresponding Losses arise out of or result from Indemnified Party’s or its personnel’s:

(i)	negligence or more culpable act or omission (including recklessness or willful misconduct); or

(ii)	bad faith failure to comply with any of its obligations set forth in this Agreement.

(c)

Sole Remedy. Notwithstanding anything to the contrary in this Agreement, Section 7(a) does not apply to any claim (direct or indirect) for which a sole or exclusive remedy is provided for under another Section of this Agreement, including Sections 2(c), 2(d) and 8 hereof.

(d)

Notice. The Indemnifying Party shall, when requested to do so and given reasonable notice of the pendency of any suits, claims or demands that are subject to indemnity hereunder, assume the defense of the Indemnified Party entitled to indemnification against any such suits, claims or demands.

(e)

Limited Indemnification for Goods. Except for Core-Mark’s obligations to provide reasonable assistance to Customer under Section 2(c) above, neither Core-Mark nor any of its officers, directors, employees, agents, affiliates, successors or permitted assigns shall have any liability or responsibility in any manner whatsoever to any Indemnified Party for Losses (whether or not resulting from or arising out of third party claims) arising in any manner from the manufacture, production, processing, marketing, packaging, storage, distribution, sale, handling, consumption or use of, or exposure to any Goods (including, without limitation, any electronic cigarettes, tobacco and/or cigarettes and/or tobacco-related products), including, without limitation, the consequences or effects (whether to the consumer or other persons) from the use of such Goods, in each case except to the extent, and only to the extent, that (i) Core-Mark has a right to indemnification from a third party as it relates to any of the foregoing, or (ii) the Losses are caused by the negligent or more culpable acts or omissions of Core-Mark’s employees and/or agents (including any recklessness or willful misconduct).

(f)	Exclusive Remedy. SECTION 7 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF EACH INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY FOR EACH INDEMNIFIED PARTY FOR ANY LOSSES COVERED BY SECTION 7.

8.	Intellectual Property.

(a)

Subject to the terms and conditions of this Agreement, including those set forth in Sections 7(b) and 7(e) hereof, Core-Mark shall indemnify, defend and hold harmless each Indemnified Party against any Losses resulting from any claim of a third party alleging that the Goods, the Licensed Technology (as defined in Exhibit A), including any components therein, or any other intellectual property provided by Core-Mark to Customer infringed or infringes the intellectual property rights of any third party. Notwithstanding the foregoing, Core-Mark is not obligated to indemnify, defend or hold harmless any Indemnified Party against any claim under this Section 8 if such claim or corresponding Losses arise out of or result from (i) use of the Goods, Licensed Technology or any other intellectual property provided by Core-Mark to Customer in combination with any products, materials, or equipment supplied to Customer by a person other than Core-Mark or its authorized representatives, if the infringement would have been avoided by the use of the Goods, Licensed Technology or such other intellectual property not so combined or (ii) any modifications or changes made to the Goods, Licensed Technology or any other intellectual property provided by Core-Mark to Customer by or on behalf of any person other than Core-Mark or its representatives, if the infringement would have been avoided without such modification or change.

(b)

If any portion of the Goods, the Licensed Technology, or any other intellectual property provided by Core-Mark to Customer become the subject of a claim for infringement of any intellectual property right, Core-Mark shall, at its option and sole expense, (i) contest the claim; (ii) obtain permission from the claimant for Customer’s continued use of the affected Goods, Licensed Technology, or other intellectual property; or (iii) replace or modify the Goods, Licensed Technology, or other intellectual property to avoid infringement, so long as such replacement or modification has the same or better functionality and capabilities as the affected Goods, Licensed Technology, or other intellectual property. Notwithstanding the foregoing, if the foregoing options are not available on commercially reasonable terms, then Core-Mark may terminate Customer’s use of the affected Goods, Licensed Technology, or other intellectual property and refund to Customer any fees paid in connection with the affected Goods, Licensed Technology, or other intellectual property.

(c)	THIS SECTION 8 SET FORTH CUSTOMER’S SOLE REMEDY AND CORE-MARK’S ENTIRE LIABILITY FOR ANY CLAIM FOR INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT PURSUANT TO THIS SECTION 8.

9.	Insurance.

(a)

Prior to the Effective Date, during the Term, and for one (1) year after the termination or expiration of this Agreement, Core-Mark will procure and maintain the following insurance policies from providers with a rating of at least A-VIII in the most recent edition of the A.M. Best Key Rating Guide (Property & Casualty) or its successor publication:

(i)	Workers’ compensation insurance in accordance with applicable state and federal laws and employer’s liability protection subject to a limit of not less than one million dollars ($1,000,000);

(ii)	Employer’s liability insurance with limits of at least $1,000,000 covering all employees involved with the procurement and delivery of Goods under this Agreement;

(iii)	Commercial general liability insurance with limits of at least $1,000,000 each occurrence and at least $3,000,000 in the aggregate;

(iv)	Automobile liability insurance with a combined single limit of not less than $1,000,000 each occurrence for bodily injury and/or property damage and at least $5,000,000 in the aggregate; and

(v)	Excess or Umbrella liability insurance with a combined single limit of not less than $2,000,000 each occurrence and $5,000,000 in the aggregate

(b)

Other Insurance Provisions. Prior to any Goods being delivered under this Agreement, Core-Mark will provide Customer with certificates of insurance evidencing the insurance coverages set forth in Section 9(a), and such insurance will (i) name “GPM INVESTMENTS, LLC, ITS AFFILIATES, THEIR OFFICERS, MEMBERS, MANAGERS, STOCKHOLDERS, DIRECTORS AND ALL SUCCESSORS, ASSIGNEES, SUBSIDIARIES AND AFFILIATES AND ALL PARTIES WHOM THEY ARE REQUIRED TO INDEMNIFY BY CONTRACT” as an additional insured party; and (ii) provide written notice to Customer of cancellation or material change in coverage.

10.

Limits on Liability. TO THE EXTENT PERMITTED BY LAW AND EXCEPT WITH RESPECT TO A PARTY’S INDEMNIFICATION OBLIGATIONS OR ANY DAMAGES THAT A CUSTOMER MAY BE ENTITLED TO PURSUANT TO SECTION 2(d), NEITHER PARTY WILL BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR LOST PROFITS, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, SPECIAL, EXEMPLARY, OR INDIRECT DAMAGES OF ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF SUCH DAMAGES IN ADVANCE OR SUCH DAMAGES WERE FORESEEABLE. TO THE EXTENT PERMITTED BY LAW AND EXCEPT WITH RESPECT TO A PARTY’S INDEMNIFICATION OBLIGATIONS, THE TOTAL, CUMULATIVE LIABILITY OF EACH PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE GOODS PROVIDED HEREUNDER, WHETHER BASED ON CONTRACT, IN TORT, OR ANY OTHER LEGAL OR EQUITABLE THEORY, WILL BE LIMITED THE TOTAL OF THE AMOUNTS PAID TO CORE-MARK PURSUANT TO THIS AGREEMENT IN THE TWELVE (12) MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO THE CLAIM, IN ALL CASES EXCEPT FOR LIABILITIES RELATED TO A PAYMENT DEFAULT.

11.

Audits. During the Term hereof and for [***] after the termination or expiration of this Agreement, Customer may, at its own expense, conduct an audit of Core-Mark’s records in connection with any payments made by Customer, including a review of any (i) pricing, (ii) Cost, (iii) List Price, (iv) and Manufacturer’s List (each of (ii) through (iv), as defined in Exhibit B, together with any rebates, discounts, and allowances offered to Core-Mark and/or Customer by a Manufacturer or Alternative Supplier (as defined in Exhibit B)). Core-Mark will use reasonable efforts to assist Customer in such audits upon receiving [***] days advanced written notice of an audit request. Any audit conducted under this Section shall be performed at Core-Mark’s offices during regular business hours by a third party auditor approved by the Parties and subject to confidentiality obligations at least as strict as those provided in this Agreement. No audit hereunder will (i) occur more than once in any [***] period, (ii) interfere with Core-Mark’s year-end accounting procedures, or (iii) pertain to any period of time dating back more than [***] from the date of such audit. Any specific billing errors found through the audit review will be corrected within [***] days. Core-Mark and Customer will bear their own costs related to these audits, however if an audit reveals overcharges of [***] or more during the period in question, Customer shall reimburse Customer for its costs in completing the audit.

12.	Miscellaneous.

(a)

Relationship of Parties. Nothing in this Agreement, or any activities under it, will be construed in any way whatsoever to constitute the Parties as partners, co-venturers, joint venturers, employees, representatives or agents of the other Party or joint employers of the other Party’s personnel. The Parties and their respective agents and contractors will have no authority to act or purport to act on the other’s behalf or otherwise bind the other Party to any liability, debt or obligation.

(b)

Compliance with Law. Each Party is in compliance with and shall comply with all applicable laws, regulations, and ordinances. Each Party has and shall maintain in effect all the licenses, permissions, authorizations, consents, and permits that it needs to carry out its obligations under this Agreement.

(c)

Notices. Any notice or demand which is required or permitted to be given under this Agreement will be deemed sufficiently given and received for all purposes when delivered by hand, confirmed electronic transmission, or nationally recognized overnight courier, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the applicable address below and to the email address of such other person(s) or officer(s) as either Party may designate by written notice. A Party may change the notice address specified below giving notice pursuant to this Section and such changes will become effective five days following the date notice of the change is received by the other Party.

For Customer:

GPM Investments, LLC

8565 Magellan Parkway, Suite 400

Richmond, VA 23227

Attn: EVP, Chief Merchandising and Marketing Officer

With a copy to:

GPM Investments, LLC

8565 Magellan Parkway, Suite 400

Richmond, VA 23227

Attn: General Counsel

For Core-Mark:

Core-Mark International, Inc.

1500 Solana Boulevard, Suite 3400

Westlake, Texas 76262

Attn: Vice President – Sales

(d)

Assignment. This Agreement will be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns. Neither Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party, provided, however, that Core-Mark may assign its rights or delegate any of its obligations under this Agreement, in whole or in part, without such consent to any entity that acquires all or substantially all of the business or assets of Core-Mark, whether by merger, reorganization, acquisition, sale or otherwise. Either Party may delegate performance of any of its obligations hereunder to one or more of its affiliates. Any purported assignment or delegation in violation of this Section is null and void.

(e)

Authority. Each person executing this Agreement represents that he or she has full and legal authority to execute this Agreement for and on behalf of the respective Party for which he or she is executing this Agreement and to bind that Party.

(f)

Choice of Law, Jurisdiction and Venue. THIS AGREEMENT AND ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT WILL BE GOVERNED, ENFORCED, AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAWS OR PRESUMPTION OR RULE OF LAW REQUIRING ITS CONSTRUCTION AGAINST THE PARTY DRAFTING ANY PART OF THIS AGREEMENT. THE PARTIES WILL BRING ANY ACTION OR SUIT CONCERNING OR ARISING OUT OF THIS AGREEMENT IN ANY FEDERAL OR STATE COURT IN WILMINGTON, DELAWARE. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION, OR PROCEEDING IS CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES AGREE THAT THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT INVOLVE A PARTY’S RECEIPT OR PAYMENT OF, OR A PARTY’S OBLIGATION TO PAY OR ENTITLEMENT TO RECEIVE, CONSIDERATION WITH AN AGGREGATE VALUE OF EQUAL TO OR GREATER THAN [***].

(g)

Jury Waiver. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES KNOWINGLY AND WILLINGLY EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE (WHETHER BASED ON CONTRACT, IN TORT, OR ANY OTHER LEGAL OR EQUITABLE THEORY) INCLUDING ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION OF THIS AGREEMENT. THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT.

(h)

Severability; Waiver; Survival. If a court determines that any term of this Agreement is invalid, void or unenforceable to any extent, the remaining terms will remain in full force and effect. The waiver by either Party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach. In addition to the provisions specifically identified in this Agreement to survive termination, any provisions of this Agreement that by their nature are intended to survive termination of this Agreement will survive its termination.

(i)

Entire Agreement. This Agreement, along with any statements of work, exhibits, appendices, addendums, and amendments hereto, encompasses the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all previous agreements between the Parties with respect to such subject matter, including, without limitation, the following agreements: (i) Primary Supplier Distribution Agreement effective January 1, 2016 between GPM Investments, LLC and certain of its subsidiaries and Core-Mark, as amended; (ii) Primary Supplier Distribution Agreement effective January 1, 2016 between WOC Southeast Holding Corp. and Core-Mark, as amended; (iii) Master Distribution Agreement effective October 1, 2016 between Admiral Petroleum Company and Core-Mark, as amended; and (iv) Primary Supplier Distribution Agreement effective February 1, 2019 between Mountain Empire Oil Company and Core-Mark (collectively, the “Prior Agreements”). Notwithstanding the foregoing, all payment obligations of Customer to pay for Goods delivered under the Prior Agreements prior to the Effective Date, and all outstanding payment obligations of Core-Mark for rebates, incentives, refunds, and all other amounts due to Customer under the Prior Agreements prior to the Effective Date shall survive and such payments shall be made when such payments would have been due as if the Prior Agreements had not terminated. Furthermore, to the extent such payment relates to a partial period, such payment shall be prorated for the portion of such period which had elapsed as of the Effective Date.

(j)	Amendments. No amendment to or modification of this Agreement is effective unless it is in writing and signed by an authorized representative of each Party.

(k)

No Third-Party Beneficiaries. The Parties intend the terms and provisions of this Agreement solely to benefit Core-Mark and Customer and their respective successors and permitted assigns. The Parties do not intend to, and do not, confer third-party beneficiary rights on any third party.

(l)

Force Majeure. Neither Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligations to make payments to the other Party under this Agreement), when and to the extent such failure or delay is caused by or results from acts beyond the affected Party’s reasonable control, including, without limitation: (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot, or other civil unrest; (d) regulation of any governmental agency or authority to the extent such regulation operates as a bar to a Party’s performance of its obligations; (e) actions, embargoes or blockades in effect on or after the date of this Agreement; (f) national or regional emergency; (h) strikes, labor stoppages, or slowdowns or other industrial disturbances; and (i) shortage of adequate power or transportation facilities; and (j) epidemic, pandemic or quarantine (each a “Force Majeure Event”). Any delay in performance by either Party pursuant to this Section will continue only for so long as the Force Majeure Event continues, and only to the extent that the Party is so prevented or delayed.

(m)

Construction. The terms “include,” “including” and similar terms will be construed as if followed by the phrase “without being limited to.” The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” All references to sections, exhibits, and appendices will be construed to refer to sections of, and exhibits and appendices to, this Agreement. The headings of the sections and subsections in this Agreement are inserted for convenience of reference only and will not control or affect the meaning or construction of any of the agreements, terms, covenants and conditions of this Agreement in any manner. Neither this Agreement nor any uncertainty or ambiguity will be construed or resolved against any Party under any rule of construction or otherwise.

(n)

Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their respective representatives thereunto duly authorized.

GPM INVESTMENTS, LLC		CORE-MARK INTERNATIONAL, INC.

By:	/s/ Arie Kotler	By:	/s/ Willian Stein
Name:	Arie Kotler	Name:	William Stein
Title:	CEO	Title:	EVP, Enterprise Growth

By:	/s/ Michael Bloom
Name:	Michael Bloom
Title:	CMO

The foregoing companies are not parties to the Agreement but are signing solely to acknowledge Section 12(i) regarding the Prior Agreements:

ADMIRAL PETROLEUM COMPANY

By:	/s/ Arie Kotler
Name:	Arie Kotler
Title:	CEO

By:	/s/ Michael Bloom
Name:	Michael Bloom
Title:	CMO

WOC SOUTHEAST HOLDING CORP.

By:	/s/ Arie Kotler
Name:	Arie Kotler
Title:	CEO

By:	/s/ Michael Bloom
Name:	Michael Bloom
Title:	CMO

MOUNTAIN EMPIRE OIL COMPANY

By:	/s/ Arie Kotler
Name:	Arie Kotler
Title:	CEO

By:	/s/ Michael Bloom
Name:	Michael Bloom
Title:	CMO

Signature Page to Master Supply Agreement

EXHIBIT A

[***]

EXHIBIT B

[***]

EXHIBIT C

[***]

EXHIBIT D

[***]

EXHIBIT E

[***]